                                  LICENSE AGREEMENT

     This AGREEMENT is effective as of January 13, 1995:

     The parties are identified as follows: Willard W. Olson, residing at 3300 Skyline Blvd., Reno NV 89509 (hereafter sometimes referred to as "Licensor") and BRAINTECH, INC., a Nevada corporation (hereafter referred to as "BrainTech").

                                      BACKGROUND

     WHEREAS:

     A. Braintech is a start-up company formed for the purpose of acquiring, developing and marketing products and services which utilize Proprietary Pattern Recognition Technology (as hereinafter defined).

     B. Except as specifically noted herein, Licensor has received from a major semi-conductor manufacturer an unrestricted royalty-free paid-up license to use the Proprietary Pattern Recognition Technology and wishes to license the same to BrainTech.

     C. BrainTech desires to acquire from Licensor a license to use the Proprietary Pattern Recognition Technology, and a license under any patents and copyrights (including any and all applications therefor) relating thereto existing on the date of this Agreement, to the extent of Licensor's interest therein.

     D. The license granted herein is subject in all respects to the rights of the owner of the Proprietary Pattern Recognition Technology.

     E. BrainTech is not assuming and shall not be responsible for any liabilities or obligations of Licensor.

     F. The parties desire to provide herein for such license and related matters as hereinafter set forth.

     NOW, THEREFORE, the parties agree as follows:

     1. DEFINITIONS.

     The following definitions shall govern the interpretation of this
Agreement:

          (a) "Pattern Recognition Technology" or "Technology" means that branch of artificial intelligence which is directed to pattern recognition by means of the cooperative action of a fuzzy logic program and a neural network processor.

          (b) "Technical Information" means oral and written information (whether human or machine readable) including but not limited to prototypes, designs, drawings, manufacturing know-how, specifications, experimental data, flow charts, source and object codes, programmers notes and masks which relates to said Technology.

          (c) "Proprietary Pattern Recognition Technology" or "Proprietary Technology" means the Technology described in the following items of Technical
Information: Taiwan Patent No. 62531, issued October 15, 1993, International Patent Application No. PCT/US92/03944, U.S. Patent Application S.N. 07/699321 Application filed May 13, 1991, and the corresponding Canadian Patent Application.


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          (d) "Improvements and Modifications" means versions of fuzzy logic programs and/or neural network processors which differ from those identified in
(c) above, but which utilize circuit architectures and/or algorithms which are similar in principle to those identified in (c) above.

          (e) "Products and Services" means hardware and software products and services which utilize the Proprietary Technology or Improvements and Modifications thereof.

     2.   LICENSE OF RIGHTS TO TECHNOLOGY.

     Licensor hereby grants to BrainTech, a non-exclusive, royalty-free paid-up license, without the right to grant sub-licenses, for a term of 10 years to: (a) the Proprietary Technology, (b) the interest and license rights, which Licensor may now have under U.S. and foreign patents, and copyrights (including applications therefor) relating to the Proprietary Technology, and (c) non-proprietary Technical Information relating to Pattern Recognition Technology which is in Licensor's possession on the date hereof.

     3.   RETAINED RIGHTS.

     Licensor retains a non-exclusive right to all technology covered hereby, and the right to further license and assign, to the extent not inconsistent with the grants made herein.

     4.   CONSIDERATION.

     As full consideration for the license to BrainTech of the rights, properties and information set forth in Section 2 of this Agreement and for Licensor's other covenants and agreements contained herein, BrainTech has paid to Licensor the sum of $10,000


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and has issued to Licensor 2.5 million shares of the common stock of BrainTech.

     5. LICENSOR'S EXPRESS COVENANTS AND AGREEMENTS RELATING TO THE PROPRIETARY TECHNOLOGY.

     Licensor shall, upon request by BrainTech, and at BrainTech's sole cost and expense, provide assistance to BrainTech in connection with the preparation or filing of all patent, copyright and mask registration applications by BrainTech relating to Improvements and Modifications to the Proprietary Technology and/or Products and Services based thereon. BrainTech shall reimburse Licensor for all expenses reasonably incurred by Licensor in providing such services to BrainTech.

     6.   MARKETING AT SOLE DISCRETION OF BRAINTECH.

          (a) Licensor agrees that:

               (i) BrainTech may license, manufacture, and/or sell products and services using Pattern Recognition Technology which may be in competition with Products and Services based on the Proprietary Pattern Recognition Technology subject, of course, to the rights of owner of the Proprietary Pattern Recognition Technology;

               (ii) in the event that BrainTech develops Pattern Recognition Technology which does not utilize Proprietary Pattern Recognition Technology and which does not fall within the meaning of Improvements and Modifications of Proprietary Technology, the owners of BrainTech shall have the right to form a separate corporation to exploit such Pattern


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     Recognition Technology without issuing stock in the last mentioned corporation to Licensor or otherwise compensating Licensor; and

               (iii) BrainTech shall have the absolute right, in its sole discretion, to terminate at any time the marketing of Products and Services, in which event, the licenses granted herein to BrainTech shall terminate, and all rights under such licenses and in the Proprietary Technology shall revert back to Licensor.

          (b) Licensor understands that the exercise of the rights set forth in
(a) above by Braintech may materially and adversely affect the value of Licensor's stock issued in consideration of the transfer of the Proprietary Technology.

     7.   TERMINATION.

     Licensor may, at his option, terminate this Agreement at any time upon or during the bankruptcy, receivership or insolvency of BrainTech, or the appointment of a receiver or trustee for its property, or upon or after an assignment for the benefit of creditors, or upon the filing of a petition, either voluntary or involuntary, for financial reorganization of BrainTech or other adjustment of its indebtedness. Upon the occurrence of any of the above, BrainTech shall promptly notify Licensor. Upon termination of this Agreement by Licensor, for any reason whatsoever, BrainTech shall deliver to Licensor any materials, programs, documentation, equipment, and other materials delivered to BrainTech by Licensor



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hereunder, or which may relate to the licensed subject matter hereof.

     8.   FURTHER ASSURANCES.

     Each party shall take, at the expense of the party making the request, such actions and execute such instruments including, without limitation, instruments of license, as the other party may reasonably request in order to evidence the grant to BrainTech of the license described herein and otherwise to effectuate the purposes of this Agreement.

     9.   ARBITRATION.

     Except as provided below, all disputes arising out of or relating to this Agreement or any breach of this Agreement which cannot be settled by the parties shall promptly be submitted to one arbitrator and determined in arbitration in Wichita, Kansas, pursuant to the current rules and regulations of the American Arbitration Association. The decision of the arbitrator shall be final and binding upon the parties, and judgment upon such decision may be entered in any court of competent jurisdiction. Each party shall be entitled to no more than five (5) depositions, unless otherwise agreed. Nothing herein contained shall preclude BrainTech from seeking injunctive or other equitable relief in any court of competent jurisdiction in the event of an actual or threatened breach by Licensor, his employees or others of the covenants contained in Section 6 hereof.


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     10.  ASSIGNMENT AND BENEFIT.

     This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors and assigns; provided that the rights and obligations of BrainTech under this Agreement shall not be assigned without the prior written consent of the Licensor (which consent shall not be unreasonably withheld), except that BrainTech may, without such consent, make such an assignment to a parent or subsidiary entity, or to the successor of substantially all of BrainTech's Pattern Recognition Technology business (whether by merger, sale of assets or otherwise), but not to a corporation formed in accordance with Section 7(a) (ii) of this Agreement.

     11.  NOTICES.

     All notices, demands or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given to a party if delivered to the person or if mailed (postage prepaid) or if sent by fax, telex, or telecopy, confirmed in writing by mail, to the person at the address or number set forth below, or to such other person or address or number as either party may specify to the other, from time to time, all such notices to be effective upon receipt:

     If to BrainTech:

               --------------------------
               --------------------------
               --------------------------
               Attention: Owen Jones
                         ----------------
               Telecopy: (604) 980-7121
                         ----------------
               Telephone: (604) 986-6721
                         ----------------


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                                         and

     If to Licensor:

               Mr. Willard W. Olson
               3300 Skyline Boulevard, No. 123
               Reno, Nevada  89509
               Attention:_____________________
               Telecopy:______________________
               Telephone:_____________________

     with a copy to:

               Mr. Ken M. Peterson
               Morris, Laing, Evans, Brock & Kennedy, Chartered
               200 West Douglas, 4th Floor
               Wichita, KS 67202-3084
               Telecopy: (316) 262-5991
               Telephone: (316) 262-2671

     12.  SEVERABILITY.

     If any portion of this Agreement shall be held to be illegal, invalid or unenforceable, the validity of the remaining portion of this Agreement shall be unaffected, provided the purpose of the Agreement can be effectuated, and this Agreement shall remain in full force and effect as if it had been executed with the illegal, invalid or unenforceable portion omitted.

     13.  ENTIRE AGREEMENT.

     This Agreement contains the entire understanding and agreement of the parties. There are no other understandings or agreements, written or oral, between the parties which are not expressed herein.


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     14.  CAPTIONS.

     The captions of the sections herein are inserted as a matter of convenience only and in no way define, limit or describe the scope of this Agreement or any provisions hereof.


LICENSOR:                               BRAINTECH, INC.

By:  /s/ Willard W. Olson               By: /s/ Owen Jones
    ---------------------                   ------------------------
Its: Willard W. Olson                   Its: Owen Jones
    ---------------------                   ------------------------



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